Exhibit 99.1

PRESS RELEASE
www.inhibitex.com

CONTACTS:
Inhibitex, Inc.
Russell H. Plumb	Lilian Stern (Investors)	Kathryn Morris (Media)
Chief Financial Officer	Stern Investor Relations, Inc.	KMorrisPR
(678) 746-1136	(212) 362-1200	(845) 635-9828
rplumb@inhibitex.com	lilian@sternir.com	kathryn@kmorrispr.com

INHIBITEX REPORTS TOP-LINE RESULTS IN PHASE III STUDY OF VERONATE®
-Company to Host Conference Call Today at 9:00 A.M. EDT-
ATLANTA, GA — April 3, 2006 — Inhibitex, Inc. (Nasdaq: INHX) today announced that Veronate® failed to meet its primary endpoint in the Company’s Phase III clinical trial for the prevention of hospital-associated infections due to Staphylococcus aureus (S. aureus) in premature infants weighing between 500 and 1,250 grams at birth. The Company further reported that there were no measurable effects or trends in favor of Veronate for the primary or any of the secondary endpoints.
“The outcome of the trial was unexpected against the background of our preclinical studies and favorable Phase II trends such that additional scrutiny is warranted,” stated William D. Johnston, Ph.D., president and chief executive officer of Inhibitex. “We plan to conduct further data analyses and laboratory studies to attempt to reconcile the Phase III data with our prior results. In addition, we will convene a panel of outside experts to review all findings related to the Veronate program. Upon the completion of these assessments, we will determine the appropriate next steps for Veronate. Further, our plans for Aurexis® remain unchanged at this time, and we intend to initiate a multi-dose safety and pharmacokinetic study in patients with S. aureus bloodstream infections pending final discussions with the FDA.”
The Company also reported that the observed event rate for the primary endpoint was consistent with the assumptions used to design and power the trial. Additionally, there were no significant differences in frequencies of adverse events between the treatment and placebo groups.
The pivotal Phase III trial was a multi-center, placebo controlled, double-blind study comparing the safety and efficacy of Veronate to placebo for the prevention of S. aureus bloodstream infections in premature infants. Infants with birth weights between 500 and 1,250 grams were randomized with equal probability to receive either Veronate (750 mg/kg) or placebo in a series of up to four intravenous infusions administered at intervals over the first two to three weeks of life. The trial enrolled 2,017 infants across 95 neonatal intensive care units across the United States and Canada. Infants were followed for up to 70 days, or until discharge from the hospital.
The primary endpoint of the trial was to demonstrate efficacy in the prevention of hospital-associated bloodstream infections due to S. aureus in these premature infants. Secondary endpoints included a reduction in the frequency of bloodstream infections caused by Candida species (fungi),

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a reduction in bloodstream infections caused by coagulase-negative staphylococci (CoNS), and a reduction in all-cause mortality.
About Veronate
Veronate, a novel, antibody-based investigational drug being developed to prevent hospital-associated infections in premature infants, is the Company’s most advanced product candidate. Veronate has been granted both Fast Track designation and Orphan Drug status by the United States Food and Drug Administration (FDA) and Orphan Medicinal Product (OMP) designation by the European Medicines Agency (EMEA).
Conference Call and Webcast Information
William D. Johnston, Ph.D., president and chief executive officer, and other members of Inhibitex’s senior management team will discuss the top-line data via a webcast and conference call today at 9:00 a.m. Eastern Time. To access the conference call, please dial 866-831-6270 (domestic) or 617-213-8858 (international) five minutes prior to the start time, and provide the access code 86795963. A replay of the call will be available from 11:00 a.m. Eastern Time on April 3, 2006 until 11:59 p.m. Eastern Time on April 10, 2006. To access the replay, please dial 888-286-8010 (domestic) or 617-801-6888 (international), and provide the access code 14636753. A live audio webcast of the call can also be accessed from the Investors section of the Company’s website, at http://www.inhibitex.com. An archived webcast of the call will be made available on the Inhibitex website approximately two hours after the event for a period of thirty (30) days.
About Inhibitex
Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. All of the Company’s drug development programs are based on its proprietary MSCRAMM® protein platform. MSCRAMM proteins are found on the surface of pathogenic organisms, and are responsible for the initiation and spread of infections. The Company’s most advanced product candidates are Veronate and Aurexis, for which the Company has retained all worldwide rights. The Company’s preclinical programs include a collaboration and joint development agreement with Dyax to develop fully human monoclonal antibodies against MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines.
For additional information about the Company, please visit www.inhibitex.com.
Safe Harbor Statement
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts in this press release, including statements regarding: the Company’s intent to complete further analyses, conduct laboratory studies, consult with outside experts and determine its next steps with respect to the Veronate program and the Company’s intent to proceed with a multi-dose study of Aurexis in patients with S. aureus bloodstream infection are forward looking statements. These plans, intentions, expectations or estimates may not actually be achieved and various important factors could cause actual results or events to differ materially from

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the forward-looking statements that the Company makes, including risks related to the Company’s ability to: successfully complete further analyses, and assemble a panel of outside experts to assess the Veronate Phase III trial results; obtain regulatory approval from the FDA to advance Aurexis into future clinical trials; obtain, maintain and protect the intellectual property incorporated into its product candidates; the viability of the MSCRAMM platform; obtain funding to support its planned future business activities and other cautionary statements contained elsewhere herein, and in risk factors described in or referred to in greater detail in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 as filed with the Securities and Exchange Commission, or SEC, on March 13, 2006. Given these uncertainties, you should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release.
There may be events in the future that the Company is unable to predict accurately, or over which it has no control. The Company’s business, financial condition, results of operations, and prospects may change. The Company may not update these forward-looking statements, even though its situation may change in the future, unless it has obligations under the Federal securities laws to update and disclose material developments related to previously disclosed information. The Company qualifies all of the information contained in this press release, and particularly its forward-looking statements, by these cautionary statements.
Inhibitex®, MSCRAMM®, Veronate®, and Aurexis ® are registered trademarks of Inhibitex, Inc.
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